As filed with the Securities and Exchange Commission on November 16, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	20-2436320 (I.R.S. Employer Identification No.)

3801 South Oliver Wichita, Kansas (Address of Principal Executive Offices)	67210 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration
of a class of securities pursuant to Section
12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), please
check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-135486
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Registrant under the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-135486), initially filed with the Securities and Exchange Commission on June 30, 2006, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: November 16, 2006
	By:	/s/ Gloria Farha Flentje
Gloria Farha Flentje
Vice President, General Counsel and Secretary